UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 29, 2011

Cumberland Pharmaceuticals Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Tennessee	001-33637	62-1765329
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2525 West End Avenue, Suite 950, Nashville, Tennessee		37203
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(615) 255-0068

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 4, 2011, Cumberland Pharmaceuticals, Inc. (the "Company") announced that David L. Lowrance, who has been serving as the Company’s Vice President, Accounting & Finance and Chief Financial Officer, will transition out of that role as he pursues interests outside of the Company following his acceptance of an appointment at a private healthcare company.

A.J. Kazimi, Chief Executive Officer of the Company, will serve as the Company’s Principal Financial Officer in addition to his duties as Principal Executive Officer. Mr. Kazimi will oversee and supervise the activities of the Company's new Vice President, Finance & Accounting. There are no related party disclosures between the Company and Mr. Kazimi. Mr. Kazimi’s compensation arrangements with the Company remain unchanged. The compensation arrangements between the Company and Mr. Kazimi or other disclosures required by Items 401(b), (d) and (e) and Item 404(a) of Regulation S-K are more fully set forth in the Proxy Statement of the Company dated March 14, 2011 for the 2011 Annual Meeting of Shareholders, as filed on Schedule 14A with the SEC on March 14, 2011, which information is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

d) Exhibits

99.1 Press release dated April 4, 2011

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cumberland Pharmaceuticals Inc.

April 4, 2011	By:	A.J. Kazimi

Name: A.J. Kazimi
Title: Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press release dated April 4, 2011